Exhibit 10.3

SERVICE AGREEMENT

PARTY A “EdisonFuture Motor Inc.”, an entity incorporated under the laws of Delaware US, and Party B “Ultimate Automotive Engineering Inc.”. an entity incorporated under the laws of California US, desire to enter into this Agreement to permit PARTY A to use Party B’s products and services as further set forth in this Agreement. This Agreement consists of the following terms which are detailed below.

1.	DEFINITIONS

1.1.	“Data Privacy Laws” means any state or national law or regulation protecting the privacy, confidentiality, or security of Personal Information.

1.2.	“PARTY A Data” means the content, information and data pertaining to PARTY A and/or PARTY A Customers that is submitted to or accessed by Party B pursuant to this Agreement. PARTY A Data may include, but is not limited to the following, PARTY A Sensitive Information, Confidential Information (as defined within the Non-Disclosure Agreement incorporated herein), and Personal Information.

1.3.	“PARTY A Sensitive Information” means PARTY A Confidential Information, Intellectual Property, PARTY A Customer data, and Personal Information.

1.4.	“Days” means calendar days.

1.5.	“Documentation” means the written specification documents used in conjunction with Party B's Products or Services, related but not limited to the development, use, maintenance, operation, or modification thereof, etc.

1.6.	“Maintenance and Support” means updates, upgrades, etc. and technical support provided for the Products and Services that Party B is required to provide to PARTY A as specified in this agreement.

2.	PRICING AND Payment Schedule

2.1.	Total Price. Subject to the terms and conditions of this Agreement, after Party A approves the deliverables and receives a valid invoice, Party B will be entitled to a total remuneration of $317,906 USD(United States dollar).

2.2.	Payment Schedule.

Payment Due	Amount
Seven days after contact signed	$317,906

Parties agree to a compensation of $317,906 USD due and payable to Party B, to be paid through common stock issued by Phoenix Motor Inc. The specific payment terms will be separately outlined in a purchase agreement between the Party B and Phoenix Motor Inc.

3.	CURRENCY

It is the intent of the Parties that all quotations, invoices and payments shall be in the local country currency of the PARTY A business unit location where the Products and Services were ordered, unless mutually agreed otherwise by the Parties.

4.	TAXES AND EXPENSES

4.1.	Each Party will be responsible, as required under applicable law, for identifying and paying all taxes that are imposed on that Party upon or with respect to the payments made under this Agreement.

4.2.	PARTY A shall not be responsible for any of Party B’s taxes related to personal wages, including but not limited to, withholding or other taxes related to federal or state income tax, social security benefits, or unemployment compensation.

4.3.	PARTY A shall be entitled to contest, pursuant to applicable law and at its own expense, any taxes it is ultimately obligated to pay, and Party B shall reasonably cooperate with any such contest.

4.4.	Party B Taxes. Party B shall be responsible for determining the applicability of any sales, use, value-added taxes, excise or similar transactional taxes that may be applicable to the performance of the Agreement, if any. Party B shall clearly and separately state any such applicable taxes on the same invoice that states the corresponding products or services. Party B shall pay all applicable taxes from the funds received from PARTY A to the appropriate tax authority.

5.	INVOICING

5.1.	Invoice Submission. Party B shall submit invoices timely in accordance with this agreement unless stated otherwise. Party B’s invoice shall be delivered to the PARTY A billing location specified on the applicable Purchase Order.

5.2.	Party B’s invoices shall be in such a form so as to meet local tax requirements where Party A operates the business to ensure Party A’s deductibility and tax recovery, where applicable.

5.3.	Payment Terms. Unless otherwise agreed, the undisputed amount of an invoice will be due within ten (10) days after PARTY A’s receipt of a valid, complete and properly documented conforming Invoice confirmed by PARTY A (a “Conforming Invoice”). Payments shall be made by telegraphic transfer to Party B's bank account.

5.4.	PARTY A reserves the right to reject, in whole or in part, any Party B invoice which is not a Conforming Invoice. If an invoice is rejected by PARTY A, Party B shall re-submit a corrected invoice within five (5) Days.

6.	Service description

Please refer to Appendix One of the contract: "Phoenix Motors E450 Electrification Validation and Development Technology Agreement."

7.	INTELLECTUAL PROPERTY

7.1.	Ownership of Deliverables. Party B agrees to authorize Party A to use the intellectual property rights related to the project, and the scope of use is limited to the corresponding models of the project

7.2.	Product Development. Nothing in this Agreement shall be deemed to prohibit or prevent PARTY A from independently designing, developing, producing, using or marketing products similar in form or function to the products furnished by Party B.

8.	FORCE MAJEURE

Subject to the provisions of this section, neither Party will be liable for any failure, delay, or default in performance of any obligation of a Party to the Agreement to the extent that such failure, delay or default is attributable to an act or omission beyond the control and without the fault or negligence of such Party. Such causes include, war; acts of terrorism; riot or civil disturbance; earthquake and other like or similar natural disaster (“Force Majeure Event”).

9.	DATA PROTECTION AND PRIVACY

For the purposes of Services and Product that Party B provides to PARTY A, under the terms of this Agreement, the following shall apply:

9.1.	Compliance with Data Privacy Laws. Party B agrees that it will not Process any Personal Information for any other purpose other than for the specific purposes of performing the Services specified in this Agreement without specific written instructions from PARTY A. In addition, to the extent applicable to Party B, Party B agrees to comply with any requirements of any applicable Data Privacy Law regarding the collection, storage, use, transfer, security, or processing of Personal Information.

9.2.	Safeguards for Personal Information. Party B will develop, implement, maintain, and use administrative, technical, and physical safeguards, as deemed appropriate by PARTY A. To the extent no specific instructions are provided by PARTY A, such safeguards shall meet all applicable legal standards (including any encryption requirements imposed by law) and shall meet or exceed accepted security standards in the industry, such as ISO 27001/27002.

10.	GENERAL PROVISIONS

10.1.	Anti-Corruption Laws. PARTY A advises Party B that PARTY A is subject to the US Foreign Corrupt Practices Act ("FCPA"), as well as other global anti-corruption laws. These laws prohibit the payment or promise of payment of anything of value by PARTY A or its Affiliates, either directly or indirectly, to the representative of a commercial entity or an official of a foreign government, foreign political party, party official, or candidate for foreign office, for the purpose of influencing any act or decision in their official capacity, or inducing that official to use their influence with a foreign government to assist PARTY A or its Affiliates, in obtaining, retaining, or directing business to any person, or in securing any improper business advantage. Party B agrees that it will not take any action which could cause PARTY A to be in violation of the FCPA, UKBA or any other applicable anti-corruption law or regulation. If Party B becomes aware of any such violation, it will immediately notify PARTY A.

10.2.	Language. This Agreement is drafted in English and Chinese. The English version shall govern if conflicts.

10.3.	Export, Import.

Each Party specifically acknowledges that equipment, Products, and certain Confidential Information (“Technical Data”) are subject to United States export controls, including the Export Administration Regulations, 15 C.F.R. Parts 730-744. Each Party shall comply with all requirements of the U.S. export control laws and regulations.

10.4	Applicable Law and Dispute Resolution

This Agreement and all disputes between parties shall be governed by and interpreted in accordance with the internal laws of the State of California, without reference to California’s conflict of laws principles. For all litigation of disputes or controversies which may arise between parties, PARTY A and PARTY B consent to the exclusive jurisdiction of the courts of the State of California and the United States district courts sitting in the State of California, and agree that any and all such disputes and controversies shall be determined exclusively by one of such courts.

11.	COUNTERPARTS

This Agreement may be executed in counterparts, all of which shall be considered an original and shall constitute one agreement. The signature of each Party may be delivered by scanned image (e.g. .pdf or .tiff file extension name) as an attachment to electronic mail (email) and such scanned signature shall be treated in all respects as having the same effect as an original inked signature.

[Signature page follows]

PARTY A		PARTY B

By:	/s/ Xiaofeng Peng	By:	/s/ Ye Tian
Authorized Signature		Authorized Signature

Name:	Xiaofeng Peng	Name:	Ye Tian

Title:	CEO	Title:	President

Date:	December 29, 2023	Date:	December 29, 2023

Contract Annex 1: Phoenix E450 BEV Testing and Development Technology Agreement

Contents

1. Development Scope	6

2. Standards and Regulations	6

3. Performance Index	7

4. Job Content	8

4.1 Project Management	8

4.2 Vehicle Testing	9

5. List of Deliverables	9

5.1 Engineering discipline deliverables	10

5.2 Project management deliverables	10

5.3 Electronic control deliverables	11

5.4 Electronic and electrical architecture deliverables	11

5.5 Test deliverables	12

5.6 Deliverables related to the development of U.S. ONE Battery Packs	12

1.	Development Scope

To Complete the testing of three prototypes of Gen4.1, as well as the work related to the development of the American ONE battery pack.

2.	Standards and Regulations

This project shall meet the requirements of U.S. national regulations before the SOP of the first vehicle. If the scope of EF requirements for regulations and policies changes during the design process, resulting in significant changes in component specifications or design, it will be subject to negotiation between the two parties.

The vehicle must meet the following requirements:

US FTA	U.S. EPA	CARB	USDOT
FMVSS	FMCSR

PMC will abide by the instructions cited in the Ford “InVehicle Document” and the Ford body builder’s manual.

FTA (Verify reference)

49 CFR Part 38	Accessibility Specification for Transportation Vehicles
49 CFR Part 571	Federal Motor Vehicle Safety Standards (FMVSS – see below)
49 CFR Part 661	Buy America Requirements
49 CFR Part 665	Bus Testing

See FMVSS for applicable sections

NYS DOT: (Verify Reference)

Title 17, Part 720	Rules and Regulations

Add notes regarding advisory letters received from NYS Dot

3.	Performance Index

The parameters related to the design performance of the new platform are detailed in the table below.

Table 1 Vehicle performance targets

Performance parameter		Gen4.0	Gen4.1	Gen4.5
		Quick change type	Stationary type	Quick change type	Stationary type
Parameters	Drive mode	Rear drive	Rear drive	Rear drive	Rear drive
	Vehicle dimension Length/width/height(mm)	6632/2410/2032
	Wheelbase(mm)	4013/4470
	Front/Rare track(mm)	1763/1974
	Front/Rare suspension(mm)	Follow Ford E450 my 2021
	Curb weight(kg)	4313
	Gross weight(kg)	6577
	suspension system	semi-trailing arm/leaf spring
	braking system	Electro-Hydraulic Power Steering System
	steering system	Electro-Hydraulic Power Steering System
	后桥 RR Axle	Banjo Axle		ED Axle
	Curb/Gross Ground clearance(mm)	≥180/≥150
	Safety performance	TBD
	Tire specification	LT225/75Rx16E
Performance Parameters	Driving range(km)	>155	>260	>155	>260
	Top Speed(km/h)	≥113
	0-100km acceleration time(s)	≤15@22°C
	Fast charging time(30%-80%)(h)	0.2	0.2	0.2	0.2
Parameters of electric drive assembly	Motor peak power(kW)	Selection as per performance requirements
	Motor rated power(kW)	Selection as per performance requirements
	Motor peak torque(N·m)	Selection as per performance requirements
	Rated torque of motor(N·m)	Selection as per performance requirements
	Gear ratio	Selection as per performance requirements
Battery Parameters	Battery SOC (kWh)	90	90/150	90	90/150
	Cell type	46xx	46xx	46xx	46xx
	Platform voltage(V)	650V

Performance parameters		Gen4.0	Gen4.1	Gen4.5
		Quick change	Fixed	Quick change	Fixed
Basic parameters	Drive mode	rear drive	rear drive	rear drive	rear drive
	Vehicle size Length/width/height (mm)	6632/2410/2032
	Wheelbase(mm)	4013/4470
	Front/rear wheelbase (mm)	1763/1974
	Front/rear overhang (mm)	Continue to use FORD E450 MY 2021
	Curb weight (kg)	4313
	Full load mass (kg)	6577
	Suspension System	Single inclined arm/leaf spring
	Braking System	Electro-hydraulic assist
	steering system	Electro-hydraulic assist
	rear axle	integral bridge		Electric drive axle
	Ground clearance/full load (mm)	≥180/≥150
	Safety performance	TBD
	Tire specifications	LT225/75Rx16E
Performance parameters	Driving mileage (km)	>155	>260	>155	>260
	Maximum speed (km/h)	≥113
	0-100km acceleration time (s)	≤15@22°C
	Fast charging time (30%-80%) (h)	0.2	0.2	0.2	0.2
Electric drive assembly parameters	Motor peak power (kW)	Select according to performance requirements
	Motor rated power (kW)	Select according to performance requirements
	Motor peak torque (N·m)	Select according to performance requirements
	Motor rated torque (N·m)	Select according to performance requirements
	speed ratio	Select according to performance requirements
Battery parameters	Battery power (kWh)	90	90/150	90	90/150
	Cell type	46xx	46xx	46xx	46xx
	Platform voltage (V)	650V

The above vehicle performance target parameters are subject to the actual test results of the final selected components.

4.	Job Content

4.1 Project Management

a) Regular meetings of both parties are organized and meeting minutes should be prepared.

b) Formulate opening and closing item control to tackle issues and conduct traceability management after the meeting.

c) The control of the plan is carried out in the form of a monthly plan, special plan for trial production and special plan for the test.

d) Organization and advancement of technical topics during project execution, organization of project review and investigate issue closure at each node on both sides.

e) Prototype test progress tracking and related issues control.

4.2 Vehicle Testing

a) VCU function verification, electronic and electrical integration testing.

b) VCU drivability calibration and power and economy verification.

c) VCU high and low temperature calibration, thermal management calibration, high and low temperature charge and discharge calibration.

d) Enhanced durability testing of vehicles and components.

e) Vehicle chassis and NVH adjustment.

f) Vehicle air conditioning performance verification.

4.3 Work Related to the Development of U.S. ONE Battery Packs

a)In Gen4.1 direct drive solution，the SOC scale on the left side of the instrument panel backlight panel shall be modified twice in the UI design, and the software shall be debugged for two rounds. The backlight panel shall be confirmed and produced by PMC;

b) Engineering: Add 10kw PTC installation and debugging, data production, software integration debugging in Gen4.1 direct drive solution.

Testing: Add one round of defrosting and defogging test site fees, layout, and report production in Gen4.1 direct drive solution

c) As for U.S. ONE battery pack’s CAE analysis of battery pack bracket and software modification and debugging of VCU and architecture in Gen4.1 direct drive solution, the specific instructions are as follows:

UAE conducts the VCU software and architecture development to adapt to ONE battery pack BMS in Gen4.1 direct drive solution, including software and VCU integration solutions involving OBC, BMS and other components. If the integration of OBC, BMS and other components with VCU involves software changes and adaptations, it shall be jointly formulated by both parties and coordinated with the supplier. The costs incurred, such as software and hardware development fees, mold fees, test fees, etc., shall be borne by EF. Both parties shall neogotiate and agree on the payment method.

1、	It does not include the layout and design of the battery pack bracket, high-voltage box and power steering pump bracket, data production, as well as trial production, test work and costs.

2、	The vehicle is installed and debugged in the United States, with remote support from the UAE.

d) Add software integration of EPB in Gen4.1 direct drive solution, UAE provides remote support for the first vehicle during the assembly process in the United States, excluding EPB's component layout analysis, data and drawing production, trial production and test costs in Gen4.1 direct drive solution.

5.	List of Deliverables

The development deliverables are as follows. If new deliverables are added, separate negotiations shall be carried out. Depending on the deliverables, they shall be submitted in a format approved by EF (PDF format or WORD format or EXCEL or PPT format); all 3D design data shall be delivered by UAE in CATIA P3 V5-6R2018 format (burned disk or FTP); EF shall carry out the evaluation and acceptance work and give the acceptance conclusion within 5 working days from the date of receipt of deliverables formally submitted by UAE in accordance with the nodes.

5.1 Engineering Discipline Deliverables

The list of project deliverables is detailed in the table below.

Table 2 List of project deliverables

Function	Deliverables	Test completion
Vehicle	Gen4.1 Vehicle Power Performance and Economy Calculation Report	•
Vehicle	Gen4.1 Vehicle mass, axle load distribution and center of mass height calculation report	•
Vehicle	Gen4.1 General Layout Drawing	•
Vehicle	Gen4.1 General Layout Plan Report	•
Vehicle	Gen4.1DMU static check report	•
PS	Gen4.1 Electrical ICD interface definition	•
PS	Gen4.1 3D data (outer envelope data)	•
PS	Gen4.1 2D device diagram (battery & electric drive)	•
Chassis	Gen4.1 chassis 3D/2D-V1 version	•
Chassis	Gen4.1 system matching analysis report (cooling, mounting, transmission)	•

5.2 Project Management Deliverables

Table 3 Project Management Deliverables

Function	Deliverables	Test completion
PM	Minutes of regular meetings between both parties	•
PM	Opening and Closing Item Control List of Meeting Minutes of Both Parties	•
PM	Project master plan	•
PM	Project monthly plan	•
PM	Gen4.1 Minutes of the TOP meeting on major technical topics of the project	•
PM	Gen4.1 review minutes of each project node	•

PM	Gen4.1 Pilot special program	•
PM	Gen4.1 Sample vehicle test issue control table - opening and closing items	•

5.3 Electronic Control Deliverables

Table 4 Electronic control deliverables

Function	Deliverables	Test completion
EL	Gen4.1 VCU software problem analysis report	•
EL	Gen4.1 VCU software flashing file	•
EL	Gen4.1 VCU function debugging report	•
EL	Gen4.1 Vehicle drivability calibration report	•
EL	Gen4.1 Vehicle high and low temperature calibration report	•

5.4 Electronic and Electrical Architecture Deliverables

Table 5 Electronic and electrical architecture deliverables

Function	Deliverables	Test completeion
EEA	Gen4.1 Diagnostic Instrument Test Verification Report	•
EEA	Gen4.1 Diagnostic Instrument Instruction Manual	•
EEA	Gen4.1 Vehicle power system functional test report	•
EEA	Gen4.1 Vehicle power system communication test report	•
EEA	Gen4.1 Vehicle power system network management test report	•
EEA	Gen4.1 Vehicle power system diagnostic flashing test report	•
EEA	Gen4.1 Vehicle Power system fault handling test report	•

5.5 Test Deliverables

Table 6 Test deliverables

Function	Deliverables	Test completion
Test	Gen4.1 Report on the progress of test implementation	•
Test	Gen4.1 Briefing on the results of the trial process	•
Test	Gen4.1 Electrical and electronic integration test report	•
Test	Gen4.1 Vehicle power performance and economy test report	•
Test	Gen4.1 Vehicle thermal management calibration report	•
Test	Gen4.1 Vehicle enhanced durability test report	•
Test	Gen4.1 High and low temperature charge and discharge test report	•
Test	Gen4.1 Chassis Tuning Report	•
Test	Gen4.1 Vehicle NVH test report	•

Note: All of the above tests are based on UAE test methods.

5.6 Deliverables Related to the Development of U.S. One Battery Packs

Table 7 Deliverables related to One battery pack development

Deliverable name	Delivery date
Gen4.1 Modification of the UI design data of the SOC scale on the left side of the instrument panel backlight panel	30 days after signing the contract
Gen4.1 Modification of UI software debugging process and report for the SOC scale on the left side of the instrument panel backlight panel	30 days after signing the contract
Gen4.1 The VCU software integrated with the modified UI function of the SOC scale on the left side of the instrument panel backlight panel	30 days after signing the contract
Gen4.1 EPB arranged direct drive, electric drive axle, and battery replacement solution software integrated debugging process and report	A direct-drive model solution shall be provided 30 days after the contract is signed, and other options will be discussed by both parties after the customer’s kickoff.

VCU software integrated with EPB function on GEN4.1 model	30 days after signing the contract
Gen4.1 10kwPTC installation design data	30 days after signing the contract
Gen4.1 10kwPTC software integrated debugging test process and report	30 days after signing the contract
Gen4.1 10kwPTC defrosting and defogging test process and report	30 days after signing the contract
Gen4.1 VCU software integrated with 10kw PTC function	30 days after signing the contract
Gen4.1 CAE analysis report of battery pack bracket of ONE battery pack	30 days after data entry
Gen4.1 Battery pack software modification plan and architecture report for ONE battery pack	30 days after data entry
Gen4.1 Battery pack VCU software debugging process and report for ONE battery pack	30 days after completion of EEA architecture
Gen4.1 OBC modification requirements report and solution optimization analysis report	30 days after data input
Gen4.1 VCU software integrated with ONE battery pack and related functions	30 days after completion of EEA architecture

EDISONFUTURE MOTOR INC.	ULTIMATE AUTOMOTIVE ENGINEERING INC.

/s/ Xiaofeng Peng	/s/ Ye Tian

Print Name: Xiaofeng Peng	Print Name: Ye Tian

Chairman	President

Date: December 29, 2023	Date: December 29, 2023